Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the entities identified below and the undersigned directors of each such entity, hereby constitutes and appoints Stephen Adams, Michael A. Schneider and Thomas F. Wolfe, and each of them (with full power to each of them to act alone), its/his true and lawful attorney-in-fact and agent, for it/him and on its/his behalf in its/his name, place and stead, in any and all capacities to sign, execute, affix its/his seal thereto and file one or more Registration Statements on Form S-4 or any other applicable form under the Securities Act of 1933, as amended, and amendments thereto, including pre-effective and post-effective amendments, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, relating the offering of up to $200,000,000 of 9% Senior Subordinated Notes due 2012 (the “Notes”) guaranteed by each of the entities identified below.

There is hereby granted to said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in respect of the foregoing as fully as it/he might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

IN WITNESS WHEREOF, this Power of Attorney has been executed in the name of each of the entities identified below by an authorized person as of May 19, 2004.

AFFINITY BROKERAGE, INC., a Delaware corporation AFFINITY ROAD AND TRAVEL CLUB, INC., a Texas corporation CAMP COAST TO COAST, INC., a Delaware corporation		AFFINITY ADVERTISING, LP, a Minnesota Limited Partnership

		By:	VBI, Inc., Its General Partner
COAST MARKETING GROUP, INC., a Delaware corporation EHLERT PUBLISHING GROUP, INC., a Minnesota corporation
		By:	/s/ Thomas F. Wolfe
GOLF CARD INTERNATIONAL CORP., a Delaware corporation		Thomas F. Wolfe, Chief Financial Officer

GOLF CARD RESORT SERVICES, INC., a Delaware
      corporation
GSS ENTERPRISES, INC., a Delaware corporation
POWER SPORTS MEDIA, INC., a Delaware corporation
TL ENTERPRISES, INC., a Delaware corporation
VBI, INC., a Delaware corporation

CAMPING WORLD, INC., a Kentucky corporation
CWI, INC., a Kentucky corporation
CAMPING REALTY, INC., a Kentucky corporation
CAMPING WORLD INSURANCE SERVICES OF
NEVADA, INC., a Nevada corporation
CAMPING WORLD INSURANCE SERVICES OF
TEXAS, INC., a Nevada corporation
CW MICHIGAN, INC., a Delaware corporation

By:	/s/ Michael A. Schneider	By:	/s/ Mark J. Boggess
Michael A. Schneider, President and Chief Executive Officer		Mark J. Boggess, President and Chief Executive Officer

By:	/s/ Stephen Adams	By:	/s/ Stephen Adams
Stephen Adams, Sole Director		Stephen Adams, Sole Director